Exhibit 99.1

FOR IMMEDIATE RELEASE

Navidea and Platinum Enter Into Agreement Reaffirming Loan
Obligations and Agreeing to Standstill Provisions

- Two Directors Nominated by Third Parties to Be Appointed to Navidea Board,

One Current Navidea Director to Resign -

DUBLIN, OHIO, March 14, 2016—Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB) (“Navidea” or the “Company”) announced today that Navidea and Platinum Management (NY) LLC and certain of its affiliated individuals and entities (referred to in this press release collectively as “Platinum”) have entered into a definitive agreement (the “Agreement”) that among other things reaffirms Platinum’s existing loan agreement with Navidea that was entered into on July 25, 2012. The Agreement also confirms that Platinum concurs with the appointment of two individuals to the Navidea Board of Directors. The Agreement contemplates that Mark Greene, M.D., Ph.D., FRCP and Tony Fiorino, M.D. Ph.D. will be elected to fill vacancies on the Board in the classes of directors whose terms will expire at the annual meetings of stockholders to be held in 2017 and 2018, respectively. Other stockholders of the Company not affiliated with Platinum had recently informed the Company that they intended to nominate Dr. Greene and Dr. Fiorino for election at the upcoming annual meeting of stockholders of the Company to be held in 2016. In view of the Agreement, the Company does not expect a director election contest at the 2016 annual meeting. In addition, the Agreement provides that Mr. Brendan Ford, a current member of the Board, will resign from the Board immediately following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. At that time, Dr. Michael Goldberg, a member of the Company’s Board, will also resign as the Chief Executive Officer of the Company’s subsidiary, Macrophage Therapeutics, Inc. Until a replacement is identified by the Macrophage Therapeutics board, Rick Gonzalez, CEO of Navidea, will assume oversight of daily operating activities.

Anton Gueth, Chairman of the Board of Directors of Navidea, commented, “On behalf of the entire Navidea Board and management, I would like to thank Brendan Ford for his valuable service over the years to Navidea and its stockholders. He has made extensive contributions to our Board for many years, and we appreciate his graciousness in this process of reconstituting our Board and facilitating this important agreement with Platinum. I also want to welcome Dr. Greene and Dr. Fiorino to our Board. We look forward to their contributions. The Board is pleased that we have been able to reach this agreement with Platinum, our subordinated lender and largest stockholder.”

Mark I. Greene M.D., Ph.D., FRCP has been Director of the Division of Immunology, Department of Pathology at University of Pennsylvania School of Medicine since 1986. Dr. Greene was the Associate Director of the Division for Fundamental Research, University of Pennsylvania Cancer Center from 1987-2009 and has been the John Eckman Professor of Medical Science of the University of Pennsylvania School of Medicine since 1989. From 1980 to1986 he served as an Associate Professor of both Harvard University and Harvard Medical School. His groundbreaking work in erbB receptor function led to the development of Herceptin (Genentech) and to the development of a proprietary method for the rapid, reliable design of allosteric inhibitors of receptors and enzymes. Dr. Greene currently serves as a Member of the Scientific Advisory Board of Navidea’s subsidiary Macrophage Therapeutics. He previously served as a scientific advisor to Ception Therapeutics, Antisome PLC and Fulcrum Technologies and also served as a Member of the Scientific Advisory Boards of Fulcrum Pharmaceuticals, Inc. and Tolerx, Inc. He previously served as an Emeritus Director of Emisphere Technologies, Inc. where he also served as a Director. Additionally, Dr. Greene previously served as a Director of Ribi Immunochem Research, Inc. and currently serves as a Consultant of Martell Biosystems, Inc. Dr. Greene has an outstanding record of contributions to cancer biology and drug discovery that is well-documented in over 400 publications. Dr. Greene is a recipient of many awards and patents and has collaborated with a number of pharmaceutical companies. He received his M.D. (1972) and Ph.D. (1977) from the University of Manitoba, Canada, became a Fellow of the Royal College in 1976 and then joined the faculty of Harvard Medical School in 1978.

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NAVIDEA BIOPHARMACEUTICALS

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Tony Fiorino, M.D., Ph.D. has almost 20 years of experience in biotechnology finance and drug development. He is currently President and CEO of Triumvira Immunologics, located in Hamilton, Ontario, Canada and Hackensack, New Jersey.  Prior to this he was Chief Executive Officer at BrainStorm Cell Therapeutics from 2014-2015, where he continues to serve as Chief Medical Advisor.  Previously, he was a Managing Director at Greywall Asset Management, a healthcare equity fund, and President and Managing Member of Alchimia Partners, his consulting firm. Dr. Fiorino was also Founder, President and CEO of EnzymeRx, where he led the acquisition of a late-stage pre-clinical biologic and the development of the compound through Phase 1/2 clinical trials and its subsequent sale to 3SBio. Before founding EnzymeRx, Dr. Fiorino worked as a biotechnology and pharmaceuticals analyst and portfolio manager at firms including JP Morgan, Citigroup, and Pequot Capital. Dr. Fiorino earned an M.D. (1996) and a Ph.D. (1995) from the Albert Einstein College of Medicine where he studied the differentiation of liver progenitor cells, a B.S. in Biology from the Massachusetts Institute of Technology (1989) and has authored over 20 publications in the medical and scientific literature.

The terms of this Agreement, for a period ending on September 14, 2017, restrict Platinum from executing proxies other than those solicited by or on behalf of the Company, soliciting proxies, purchasing additional shares that would result in a beneficial ownership, as defined in the Agreement, in excess of 9.99% of the outstanding Common Stock of the Company, engaging in certain sale transactions, forming groups with any third parties, seeking to call a special meeting of stockholders, taking any action in support of or making any proposal or request that constitutes impeding or facilitating the acquisition of control of the Company, removing a Board member, or taking certain other actions.

The Agreement will be filed with the United States Securities and Exchange Commission within four business days and the summaries of those documents in this press release are qualified by reference to the full texts of the Agreement, as filed.

About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB) is a biopharmaceutical company focused on the development and commercialization of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products and platforms including Manocept™ and NAV4694 to help identify the sites and pathways of undetected disease and enable better diagnostic accuracy, clinical decision-making, targeted treatment and, ultimately, patient care. Lymphoseek® (technetium Tc 99m tilmanocept) injection, Navidea’s first commercial product from the Manocept platform, was approved by the FDA in March 2013 and in Europe in November 2014. The development activities of the Manocept immunotherapeutic platform will be conducted by Navidea in conjunction with its subsidiary, Macrophage Therapeutics. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts. For more information, please visit www.navidea.com.

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The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements in this news release, which relate to other than strictly historical facts, such as statements about [the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products] are forward-looking statements within the meaning of the Act. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Source: Navidea Biopharmaceuticals, Inc.

Navidea Biopharmaceuticals
Investors

Tom Baker, 617-532-0624
tbaker@navidea.com

or

Media
Sharon Correia, 978-655-2686
Associate Director, Corporate Communications

or

David Schull, 858-717-2310

david.schull@russopartnersllc.com

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